                                                                     EXHIBIT 4.1


                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 31, 2000, by and among The viaLink Company, a Delaware corporation, with its principal executive office located at 13800 Benson Road, Edmond, Oklahoma 73013-6417 ("COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

         WHEREAS:

                           a. The Company and the Buyers are executing and
delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

                           b. The Company has authorized the issuance to the
Buyers of 960,615 units (the "UNITS"), each Unit consisting of (i) one share of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), and
(ii) a detachable warrant in the form attached hereto as EXHIBIT "A" (each a "WARRANT" and, collectively, the "WARRANTS") to purchase 0.8 shares of Common Stock (subject to adjustment as provided in the Warrants), for a per Unit purchase price of $10.41 (the "UNIT PRICE"). The shares of Common Stock which are included in the Units, together with any shares of Common Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto are hereinafter referred to as the "COMMON SHARES." The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are hereinafter collectively referred to as the "WARRANT SHARES." The Common Shares, the Warrants and the Warrant Shares are sometimes hereinafter collectively referred to as the "SECURITIES."

                           c. The Buyers desire to purchase and the Company
desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of 960,615 Units for an aggregate purchase price of Ten Million Dollars ($10,000,000).

                           d. Each Buyer wishes to purchase, upon the terms and
conditions stated in this Agreement, the number of Units as is set forth immediately below its name on the signature pages hereto; and

                           e. Contemporaneous with the execution and delivery of
this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "B" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW, THEREFORE, the Company and each of the Buyers severally (and not jointly) hereby agree as follows:


                  1. PURCHASE AND SALE OF UNITS.

                           (a) PURCHASE OF UNITS. The Company shall issue and
sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of Units as is set forth immediately below such Buyer's name on the signature pages hereto. The aggregate number of Units to be issued at the Closing is 960,615 for an aggregate purchase price of Ten Million Dollars ($10,000,000).

                           (b) FORM OF PAYMENT. On the Closing Date (as defined
below), (i) each Buyer shall pay the purchase price for the Units to be issued and sold to it at the Closing (the "PURCHASE PRICE") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery (by facsimile to be followed by overnight delivery to the Buyer's counsel) of duly executed certificates and Warrants representing such number of Units which such Buyer is purchasing and
(ii) the Company shall deliver (by facsimile to be followed by overnight delivery to the Buyer's counsel) such certificates and Warrants representing such Units duly executed on behalf of the Company, to such Buyer, against delivery of such Purchase Price.

                           (c) CLOSING DATE. Subject to the satisfaction (or
waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Units pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon, New York City time, on May 31, 2000 or such other mutually agreed upon time. The Closing shall occur on the Closing Date at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103 or at such other location as may be agreed to by the parties.

                  2. BUYERS' REPRESENTATIONS AND WARRANTIES. Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

                           (a) INVESTMENT PURPOSE. The Buyer is purchasing the
Securities for its own account and not with a present view towards the public sale or distribution thereof except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. As of the date hereof, the Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person or to any third person any of the Securities.

                           (b) INVESTMENT EXPERIENCE. Such Buyer is an investor
in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares.

                           (c) ACCREDITED INVESTOR STATUS. The Buyer is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D (an "ACCREDITED INVESTOR").

                           (d) RELIANCE ON EXEMPTIONS. The Buyer understands
that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                           (e) INFORMATION. The Buyer and its advisors, if any,
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which the Buyer deems relevant to its decision to purchase the Securities and have been reasonably requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.

                           (f) GOVERNMENTAL REVIEW. The Buyer understands that
no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                           (g) TRANSFER OR RESALE. The Buyer understands that
(i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company's counsel) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) ("RULE 144")) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(g) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                           (h) LEGENDS. The Buyer understands that the Warrants
and, until such time as the Common Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Common Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                  The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 (which shall consist of such documentation customarily executed by the seller and its broker, if any, in connection with a proposed sale under Rule 144). The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                           (i) AUTHORIZATION; ENFORCEMENT. This Agreement and
the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                           (j) RESIDENCY. The Buyer is a resident of the
jurisdiction set forth immediately below such Buyer's name on the signature pages hereto (the "Jurisdiction").

                           (k) NO BROKERS. The Buyer has taken no action which
would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with A.G. Edwards and Sons, Inc. and Stephens Inc., whose commissions and fees will be paid for by the Company.

                           (l) COMPLIANCE WITH LAWS. The Buyer hereby represents
that, to its knowledge, it has satisfied itself as to the full observance of the laws of the Jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within the Jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. To its knowledge, the Buyer's subscription and payment for, and its beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Jurisdiction.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

                           (a) ORGANIZATION AND QUALIFICATION. The Company and
each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.
SCHEDULE 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the

Company to perform its obligation under this Agreement or the Registration Rights Agreement. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, a majority of the equity or other ownership interest. None of the Subsidiaries is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act.

                           (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has
all requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Common Shares and the Warrants and the issuance and reservation for issuance of the Warrant Shares issuable upon exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                           (c) CAPITALIZATION. As of May 25, 2000, the
authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock of which 20,095,303 shares are issued and outstanding, 14,628,876 shares are reserved for issuance pursuant to the Company's stock option plans, 800,000 shares are reserved for issuance pursuant to the Company's stock purchase plan, 4,842,003 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock (or such greater number as may be required with respect to the accrual of dividends thereunder or the anti-dilution provisions thereof) and 1,700,000 shares are reserved for issuance upon exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h) below); and (ii) 10,000,000 shares of preferred stock, none of which is issued or outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. Except as disclosed in SCHEDULE 3(c), no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in SCHEDULE 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Common Shares, the Warrants, or the Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the Closing Date.

                           (d) ISSUANCE OF SHARES. The Common Shares are duly
authorized and, upon issuance, sale and delivery in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder hereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon and exercise of the Warrants in accordance with the terms thereof for the consideration expressed therein, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than (i) restrictions on transferability as may be applicable under federal and state securities laws, (ii) restrictive stock legends contemplated hereby or in the agreements executed in connection herewith or (iii) those created by the Buyer) and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder hereof.

                           (e) ACKNOWLEDGMENT OF DILUTION. The Company
understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Common Shares and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants. The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company's Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

                           (f) [INTENTIONALLY OMITTED]

                           (g) NO CONFLICTS. The execution, delivery and
performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Common Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity (except for violations which would not, individually or in the aggregate, have a Material Adverse Effect). Except as specifically contemplated by this Agreement, as set forth on SCHEDULE 3(g) and as required under the 1933 Act and any applicable state securities laws and the rules and regulations of the Nasdaq National Market ("NASDAQ"), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency or self regulatory organization in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3(g), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of Nasdaq and does not reasonably anticipate that the Common Stock will be delisted by Nasdaq in the foreseeable future. The Company is unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing.

                           (h) SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as
disclosed in SCHEDULE 3(h), since December 31, 1997, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has made available (which may include access to the SEC's website) to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). All material contracts and agreements to which the Company is currently a party have been filed with, or are incorporated by reference to, the Company's Form 10- KSB for the year ended December 31, 1999 and the Company's Form 10-QSB for the quarter ended March 31, 2000. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                           (i) ABSENCE OF CERTAIN CHANGES. Except as set forth
on SCHEDULE 3(I) hereof, since December 31, 1999, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

                           (j) ABSENCE OF LITIGATION. There is no action, suit,
claim, proceeding, known inquiry or known investigation before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. SCHEDULE 3(j) contains a complete list and summary description of any pending or, to the Company's knowledge, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                           (k) PATENTS, COPYRIGHTS, ETC. The Company and each of
its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent rights, inventions, know-how, trade secrets, trademarks, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(k) hereof, to the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(k) hereof, to the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might reasonably give rise to any of the foregoing. The Company and each of its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

                           (l) CERTAIN TRANSACTIONS. Except as set forth on
SCHEDULE 3(l) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                           (m) DISCLOSURE. All information relating to or
concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but, under applicable law, rule or regulation, requires public disclosure or announcement by the

Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                           (n) ACKNOWLEDGMENT REGARDING BUYERS' PURCHASE OF
SECURITIES. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

                           (o) NO INTEGRATED OFFERING. Assuming the truth and
accuracy of the representations and warranties of the Buyer contained in this Agreement, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

                           (p) NO BROKERS. The Company has taken no action which
would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with A.G. Edwards and Sons, Inc. and Stephens Inc., whose commissions and fees will be paid for by the Company.

                           (q) INSURANCE. The Company and each of its
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                           (r) INTERNAL ACCOUNTING CONTROLS. The Company and
each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (s) FOREIGN CORRUPT PRACTICES. Neither the Company
nor, to the Company's knowledge, any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                           (t) NO INVESTMENT COMPANY. The Company is not, and
upon the issuance and sale of the Securities as contemplated by this Agreement and the Warrants will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

                  4. COVENANTS.

                           (a) BEST EFFORTS. The parties shall use their best
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                           (b) FORM D; BLUE SKY LAWS. The Company agrees to file
a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date. The Buyer shall, on or before the Closing Date, take such action to assist the Company in determining the applicable filing requirements, if any, in foreign jurisdictions.

                           (c) REPORTING STATUS; ELIGIBILITY TO USE FORM S-3.
The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3. The Company shall issue a press release describing the materials terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than two (2) business days of the Closing Date, and shall file with the SEC a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby within five (5) business days of the Closing Date, which press release and Form 8-K shall be subject to prior review by the Buyers.

                           (d) USE OF PROCEEDS. The Company shall use the
proceeds from the sale of the Common Shares and the Warrants and from the exercise of the Warrants in the manner set forth in SCHEDULE 4(D) attached hereto and made a part hereof; provided, that the Company shall not, directly or indirectly, use such proceeds for (i) any loan (other than loans made in the normal course of the Company's business or loans made in connection with the relocation of the Company's executive offices) to, (ii) satisfaction of obligations for, or (iii) redemption of securities of, any stockholder, employee, officer or director of the Company or any of its Subsidiaries; and provided, further, that the Company shall not, directly or indirectly, use more than $3,000,000 of such proceeds for investments in any other corporation, partnership, enterprise or other purpose without the consent of Buyer, which consent shall not be unreasonably withheld.

                           (e) ADDITIONAL EQUITY CAPITAL. Subject to the
exceptions described below, the Company will not, without the prior written consent of Rose Glen Capital Management, L.P. ("ROSE GLEN"), negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (A) the issuance of Common Stock (whether upon conversion or exercise of a security convertible into or exercisable for Common Stock ("CONVERTIBLE SECURITIES") or otherwise) at a discount to the market price of the Common Stock on the date of issuance thereof or, in the case of Convertible Securities, the date of issuance of such Convertible Securities (taking into account the value of any warrants or options to acquire Common Stock issued in connection therewith) or (B) the issuance of Convertible Securities that are convertible into an indeterminate number of shares of Common Stock or where the issuance price of the Common Stock upon conversion or exercise of such Convertible Securities (including, based upon any conversion, exchange or reset formula) changes at any time after the date of issuance of such Convertible Securities, during the period (the "LOCK-UP PERIOD") beginning on the Closing Date and ending ninety (90) days from the date the Registration Statement (as defined in the Registration Rights Agreement) is first declared effective (plus any days in which sales cannot be made thereunder) (the limitations referred to in this sentence are collectively referred to as the "CAPITAL RAISING LIMITATIONS"). The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, the issuance of additional securities, under any Company stock option or restricted stock plan approved by the stockholders of the Company, issuances of securities to independent contractors or consultants pursuant to written agreements existing on the date hereof, or the issuance of up to 500,000 shares of Common Stock (or securities convertible into or exercisable for Common Stock) to independent contractors or consultants at a price per share of not less eighty-five percent (85%) of the market price of the Common Stock on the date of issuance.

                           (f) EXPENSES. The Company shall pay to Rose Glen at
the Closing a non- accountable expense allowance equal to Twenty-Five Thousand Dollars ($25,000), (of which Five Thousand Dollars ($5,000) was advanced previously) for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses.

                           (g) FINANCIAL INFORMATION. The Company agrees to send
the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

                           (h) RESERVATION OF SHARES. The Company shall at all
times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants without the consent of each Buyer. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon full exercise of the Warrants (based on the Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares issued and issuable upon exercise of the Warrants (based on the Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

                           (i) LISTING. The Company has secured the listing of
the Common Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares and Warrant Shares from time to time issuable upon exercise of the Warrants. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on Nasdaq, the Nasdaq SmallCap Market (the "NASDAQ SMALLCAP") the New York Stock Exchange ("NYSE"), or the

American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from Nasdaq and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

                           (j) CORPORATE EXISTENCE. So long as a Buyer
beneficially owns any Common Shares or Warrants, the Company shall maintain its corporate existence and shall not merge, consolidate sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where (i) the successor or acquiring entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Warrants shall become exercisable, pursuant to Section 4(e) of the Warrants, in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith (including the Warrants) and
(ii) the entity whose securities into which the Warrants shall become exercisable, pursuant to Section 4(e) of the Warrants, is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX.

                           (k) NO INTEGRATION. The Company shall not make any
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

                           (l) TRADING LIMITATIONS.

                                    (i) Each Buyer represents that it has not
(nor others acting on behalf of, and pursuant to instructions from, such Buyer) engaged in any trading activity involving the Company's Common Stock (through direct or indirect purchases or sales) prior to the Closing Date and agrees that, so long as it owns any Securities, it will conduct any sales of Common Stock in compliance with all relevant securities laws and regulations.

                                    (ii) During the fifteen (15) consecutive
trading days immediately preceding any Reset Date (as defined in the Warrants) on which a reset pursuant to the Warrants is being calculated (a "TRADING LIMITATION PERIOD"), the Buyer will not (x) create any daily low trading prices in the Common Stock, (y) have a Net Short Position (as defined below) in the Common Stock or (z) unless otherwise authorized by the Company in writing, sell a number of Common Shares and/or Warrant Shares in excess of 15% of the aggregate trading volume of the Common Stock on Nasdaq (or the principal trading market on which the Common Stock is then traded) as reported by Bloomberg Financial Markets ("BLOOMBERG") during the applicable Trading Limitation Period; provided that on any such day, the Buyer will not sell a number of shares of Common Stock in excess of 20% of the trading volume of the Common Stock on Nasdaq (or the principal trading market on which the Common Stock is then traded) as reported by Bloomberg for such day; and provided, further, that the prohibition on sales contained in this Section 4(l)(ii)(z) shall not apply to (A) block trades of at least 20,000 shares of Common Stock and (B) sales at or above 110% of the then applicable Exercise Price (as defined in the Warrants). "NET SHORT POSITION" means that the aggregate short position of the Buyer at any given time exceeds the number of shares of Common Stock owned by the Buyer (including any Common Shares and any Warrant Shares issuable upon exercise of the Warrants).

                  5. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Common Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Common Shares and Warrant Shares under the 1933 Act or the date on which the Common Shares and Warrant Shares, as applicable, may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(h) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Common Shares and Warrant Shares, prior to effectiveness of the registration statement relating to the Common Shares and Warrant Shares under the 1933 Act or the date on which the Common Shares and Warrant Shares, as applicable, may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement set forth in Section 2(h) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel, in form, substance and scope customary for opinions in comparable transactions and reasonably acceptable to the Company, to the effect that a public sale or transfer of such Securities may be without registration under the 1933 Act or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144 (which shall consist of such documentation customarily executed by the seller and its broker, if any, in connection with a proposed sale under Rule 144), the Company shall permit the transfer, and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

                  Provided that the Securities are required to be issued without legend (or such legend is required to be removed) in accordance with Section 2(h) above, in lieu of delivering physical certificates representing the Common Shares or the Warrant Shares, provided the Company's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, the Company shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Shares and/or Warrant Shares by crediting the account of the Company's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

                  6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Units to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                           (a) The applicable Buyer shall have executed this
Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                           (b) The applicable Buyer shall have delivered the
Purchase Price for the Units which it is purchasing in accordance with Section 1(b) above.

                           (c) The representations and warranties of the
applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

                           (d) No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                           (a) The Company shall have executed this Agreement
and the Registration Rights Agreement, and delivered the same to the Buyer.

                           (b) The Company shall have delivered to such Buyer
duly executed certificates (in such denominations as the Buyer shall request) representing the Common Shares and duly executed Warrants in accordance with
Section 1(b) above.

                           (c) The Irrevocable Transfer Agent Instructions, in
form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                           (d) The representations and warranties of the Company
shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer or chief financial officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                           (e) No litigation, statute, rule, regulation,
executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (f) Trading in the Common Stock on Nasdaq shall not
have been suspended by the SEC or Nasdaq.

                           (g) The Buyer shall have received an opinion of the
Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "C" attached hereto.

                  8. GOVERNING LAW; MISCELLANEOUS.

                           (a) GOVERNING LAW. This Agreement shall be governed
by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware (without regard to the principles of conflict of laws). The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts and state courts located in Delaware with respect to any suite or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                           (b) COUNTERPARTS; SIGNATURES BY FACSIMILE. This
Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                           (c) HEADINGS. The headings of this Agreement are for
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                           (d) SEVERABILITY. If any provision of this Agreement
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                           (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and
the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                           (f) NOTICES. Any notices required or permitted to be
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           The viaLink Company
                           13155 Noel Road, Ste. 800
                           Dallas, TX 75240
                           Attention: Chief Financial Officer
                           Facsimile: 972-934-5555

                           With copy to:

                           Richard M. Klinge & Associates, P.C.
                           510 E. Memorial Road, Ste. C-1
                           Oklahoma City, OK 73114
                           Attention: Richard M. Klinge, Esq.
                           Facsimile: 405-775-9003

                           Brobeck, Phleger & Harrison LLP
                           301 Congress Ave., Ste. 1200
                           Austin, TX 78701
                           Attention: J. Matthew Lyons, Esq.
                           Facsimile: 512-477-5813

         If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

                           With copy to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street
                           Philadelphia, PA 19103
                           Attention: Gerald J. Guarcini, Esq.
                           Facsimile: 215-864-8999

         Each party shall provide notice to the other party of any change in address.

                           (g) SUCCESSORS AND ASSIGNS. This Agreement shall be
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

                           (h) THIRD PARTY BENEFICIARIES. This Agreement is
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                           (i) SURVIVAL. The representations and warranties of
the Company and the Buyer and the agreements and covenants set forth in Sections 2, 3, 4 and 5 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers; provided that the representations and warranties set forth in Sections 2 (other than Section 2(g) and 2(h)) and 3 shall terminate three (3) years from the Closing Date.

                           (j) PUBLICITY. The Company and each of the Buyers
shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NASD or any stock exchange or interdealer quotation system or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                           (k) FURTHER ASSURANCES. Each party shall do and
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                           (l) NO STRICT CONSTRUCTION. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                           (m) REMEDIES. The Company acknowledges that a breach
by it of its obligations hereunder will cause irreparable harm to each Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that each Buyer shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.






                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

THE VIALINK COMPANY


By:  /s/ J. ANDREW KERNER
   ------------------------------------------------
     J. Andrew Kerner
     Senior Vice President of Finance and
     Chief Financial Officer

RGC INTERNATIONAL INVESTORS, LDC
By:  Rose Glen Capital Management, L.P., Investment Manager
     By: RGC General Partner Corp., as General Partner


By:  /s/ WAYNE D. BLOCH
   ------------------------------------------------
     Wayne D. Bloch
     Managing Director

RESIDENCE:  Cayman Islands

ADDRESS:

     c/o Rose Glen Capital Management, L.P.
     3 Bala Plaza East, Suite 200
     251 St. Asaphs Road
     Bala Cynwyd, PA  19004
     Attention: Legal Department
     Facsimile:        (610) 617-0570
     Telephone:        (610) 617-5900

AGGREGATE SUBSCRIPTION AMOUNT:

     Number of Units:                                   960,615
     Number of Common Shares:                           960,615
     Number of Warrants:                                768,492
     Aggregate Purchase Price:                     $ 10,000,000